                                POWER OF ATTORNEY

                       KNOW ALL MEN BY THESE PRESENTS THAT

        I, Michael Scott Carlson, have made, constituted and appointed, and by these presents do make, constitute and appoint Christopher K. Hulburt true and lawful attorney for me and in my name, place and stead, to prepare, execute and file with the Securities and Exchange Commission, National Association of
Securities Dealers, or any other appropriate regulatory or administrative agencies any and all forms, statements or reports which may be required with respect to reporting my beneficial ownership of securities of Rex Energy
Corporation, including, without limitation, the statements entitled "Initial
Statement of Beneficial Ownership of Securities" on Form 3, "Statement of Change
in Beneficial Ownership of Securities" on Form 4, and "Annual Statement of
Beneficial Ownership of Securities" on Form 5 required to be filed pursuant to
Section 16(a) of the Securities Exchange Act of 1934, giving and granting unto said attorney full power and authority to do and perform all and every act or thing whatsoever requisite and necessary to be done in and about the premises, as fully to all intents and purposes as I might or could do if personally present, with full power of substitution and revocation, hereby ratifying and confirming all that the said attorney, or his substitute(s) shall lawfully do or cause to be done by virtue thereof.

        IN WITNESS WHEREOF, I have hereunto set my hand and seal the 12th day of
July, 2007.

                                        /s/ Michael Scott Carlson
                                        ----------------------------------------
                                        Name: Michael Scott Carlson

STATE OF PENNSYLVANIA        )
                             )  SS.:
COUNTY OF                    )

        On this 12th day of July, 2007, before me, the subscriber, personally appeared Michael Scott Carlson, to me personally known to be the same person described in and who executed the foregoing instrument, and he acknowledged to me that he executed the same.

                                        /s/ Lisa Marie Anania
                                        ----------------------------------------
                                        Notary Public

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